Item 77C

Submission of matters to a vote of security holders

Contract Owner Meetings for 2000

At a Special Meeting of Contractholders of New England Variable
Annuity Fund I (the "Fund") held on October 30, 2000, sufficient votes were represented to constitute a quorum, and Contractholders voted to approve the following proposals:

1. To approve a new investment advisory agreement between Capital
Growth Management Limited Partnership and the  Fund.


Voted For	909,567.79
Voted Against	29,338.78
Abstained Votes	46,782.86
Total Votes	985,689.44


2. To fix the number of members of the Board of Managers at eight members.

Voted For	940,933.78
Voted Against	6,034.29
Abstained Votes	38,721.36
Total Votes	985,689.44

3. To elect a Board of Managers:

Managers

John J. Arena
Voted For	947,079.75
Withheld Votes 38,609.69
Total Votes	985,689.44

Edward A. Benjamin
Voted For 947,079.75
Withheld Votes 38,609.69
Total Votes 985,689.44

Mary Ann Brown
Voted For 947,079.75
Withheld Votes 38,609.69
Total Votes 985,689.44

John W. Flynn
Voted For 947,079.75
Withheld Votes 38,609.69
Total Votes 985,689.44

Anne M. Goggin
Voted For 947,079.75
Withheld Votes 38,609.69
Total Votes 985,689.44

Nancy Hawthorne
Voted For 947,079.75
Withheld Votes 38,609.69
Total Votes 985,689.44

John T. Ludes
Voted For 947,079.75
Withheld Votes 38,609.69
Total Votes 985,689.44

Dale Rogers Marshall
Voted For 947,079.75
Withheld Votes 38,609.69
Total Votes 985,689.44